Exhibit 10.10

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of July 22, 2015 by and among RB Commercial Mortgage LLC, a Delaware limited liability company (the “Contributor”), New York Mortgage Trust, Inc., a Maryland corporation and the sole member of the Contributor, (“NYMT”), RiverBanc Multifamily LP, a Delaware limited partnership (the “Operating Partnership”) and RiverBanc Multifamily Investors, Inc., a Maryland corporation (“RBMI”).

RECITALS

WHEREAS, Contributor is or will be at the applicable Closing (as defined herein) (i) the record and beneficial owner of 100% of the limited liability company interests (the “Riverchase Contributed Interest”) in RMI-Riverchase Landing LLC (the “Riverchase Contributed Entity”), which is or will be at the applicable Closing, the record and beneficial owner of preferred equity interests in the amount described on Exhibit A hereto in the entity described in Exhibit A hereto, which is the direct or indirect owner of the multifamily apartment property referred to as “Riverchase Landing”, and (ii) the record and beneficial owner of 100% of the limited liability company interests (together with the Riverchase Contributed Interest, the “Contributed Interests” and each a “Contributed Interest”) RMI Fountains at Andover LLC, (together with the Riverchase Contributed Entity, the “Contributed Entities” and each a “Contributed Entity”) which is the lender of record of a mezzanine loan to the borrower described on Exhibit A hereto (together with the assets owned by the Riverchase Contributed Entity, the “Contributed Assets”). Contributor desires to contribute any and all interests that it now or hereafter owns in the Contributed Assets to RBMI, and RBMI desires to acquire the Contributed Assets from Contributor, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and other terms contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1              Contribution of Contributed Interests. The Contributor irrevocably agrees to contribute, transfer and assign at the applicable Closing any and all interests that it now or hereafter owns in the Contributed Interests being contributed at such Closing, together with any other interests Contributor may have in any of the Contributed Entities or Contributed Assets being acquired by the RBMI as described in the Registration Statement on Form S-11 for the IPO to be filed on or about July 22, 2015 (the “Registration Statement”), to RBMI, and RBMI agrees to accept transfer of the Contributed Interests and any such other interests pursuant to the terms and subject to the conditions set forth in this Agreement. Except as set forth on Schedule 2.2(d), the Contributed Interests shall be transferred to RBMI free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and any other matters affecting title thereto.

1.2              Consideration. The total consideration (the “Consideration”) for which Contributor agrees to contribute, transfer and assign the Contributed Interests to RBMI, and for which RBMI agrees to pay, issue or deliver to Contributor, subject to the terms of this Agreement, at the applicable Closing shall be cash in the amounts described on Exhibit A hereto under the heading “Consideration.” The Consideration payable to Contributor may be reduced by the amount RBMI reasonably determines must be withheld for tax purposes.

1.3              No Further Interest. Contributor acknowledges and agrees that effective upon the applicable Closing, and without any further action by Contributor, the Contributed Interests being contributed at such Closing shall be transferred, assigned and conveyed to RBMI, or a subsidiary thereof, and Contributor shall no longer be an equity holder of the applicable Contributed Entities, shall no longer be entitled to receive any distributions from any of the applicable Contributed Entities, and shall have no further right, title or interest in the applicable Contributed Assets or the applicable Contributed Entities.

1.4              Definitions. As used in this Agreement, the following terms have the following meanings:

“IPO” means the underwritten initial public offering of common stock of RBMI.

ARTICLE II

REPRESENTATIONS AND Warranties

2.1              Representations by RBMI. RBMI hereby represents and warrants to Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of each Closing Date (as defined herein):

(a)                Organization and Power. RBMI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has full right, power, and corporate authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by RBMI of its obligations hereunder have been duly authorized by all requisite corporate action of RBMI and require no further action or approval of RBMI’s stockholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of RBMI.

(b)               RMBI is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; RMBI will elect to be taxed as REIT for its short taxable year ending December 31, 2015, and the contemplated method of operation of RMBI will enable RMBI to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2015, and subsequent taxable years; and RMBI intends to continue to qualify as a REIT; RMBI has not taken any action that would reasonably be expected to cause RMBI to fail to qualify as a REIT under the Code at any time.

2

2.2              Representations by Contributor. The Contributor hereby represents and warrants to RBMI and the Operating Partnership that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of each Closing Date:

(a)                Organization and Power; Due Authorization. Contributor is duly incorporated, formed or organized, validly existing, and in good standing under the laws of its state of incorporation, formation or organization. Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members, partners, stockholders, managers, board of directors, trustees or of any other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Contributor. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Contributor, each enforceable against Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(b)               Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any charter, bylaws, limited liability company agreement, partnership agreement, declaration of trust, mortgage indenture, lien agreement, note, contract, agreement, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to any Contributed Interests or the Contributed Entity.

(c)                Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality that (1) in any manner raises any question affecting the validity or enforceability of this Agreement, (2) could materially and adversely affect the business, financial position, or results of operations of Contributor or any Contributed Entity, (3) could adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (4) could create a lien on the Contributed Interests, any part thereof, or any interest therein, or (5) could adversely affect the Contributed Interests, any part thereof, or any interest therein.

(d)               Good Title. Contributor has entered into an operating agreement to acquire the ownership interest in the Contributed Entities as set forth on Exhibit A. As of the applicable Closing, Contributor will be the sole record and beneficial owner of the Contributed Interests being contributed at such Closing and will have full power and authority to convey such Contributed Interests pursuant to the terms of this Agreement. As of the applicable Closing, Contributor will have good and marketable title to the Contributed Interests being contributed at such Closing. As of the applicable Closing the Contributed Interests being contributed at such Closing will be free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims or any other matters affecting title thereto and at such Closing will be contributed to RBMI free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims or other matters affecting title thereto. No other person or entity has an option to purchase or a right of first refusal to purchase the Contributed Entities nor are there any agreements or understandings with respect to the voting, ownership or disposition of the Contributed Entities that could adversely affect Contributor’s ability to perform its obligations hereunder or RBMI’s rights to the Contributed Entities following the applicable Closing.

3

(e)                Contributed Interests. Except as described on Schedule 2.2(e) hereof, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Interests or any equity interest in any Contributed Entity that will be in effect as of the applicable Closing.

(f)                No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained or will be obtained on or before the applicable Closing Date. Each consent or approval required under any Governing Agreement, contract or agreement of any Contributed Entity, or among the partners, members or stockholders of any Contributed Entity to which Contributor is a party, relating to indebtedness or otherwise, necessary for the execution, delivery and performance of this Agreement and the contribution, acquisition and transfer of the Contributed Interests has been obtained or will be obtained on or before the applicable Closing Date.

(g)               Actions Prior to Closing. From the date hereof until the applicable Closing Date, Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Interests or RBMI’s ownership thereof, or any material adverse effect on the assets, business, condition (financial or otherwise), results or operation of any Contributed Entity after the applicable Closing Date or (2) cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the applicable Closing Date.

(h)               Governing Documents. Contributor has performed all of its obligations under the limited liability company agreement, as such may have been amended from time to time, as applicable, of each Contributed Entity in which it owns an interest, (each a “Governing Agreement” and collectively, the “Governing Agreements”). Contributor has performed, or will cause the applicable Contributed Entity to perform, all of its obligations as the lender under each of the mezzanine promissory notes, loan agreements, and other agreements evidencing the mezzanine loans, which comprise a portion of the Contributed Assets.

(i)                 Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to Contributor. As used herein, “Act of Bankruptcy” means if Contributor or any equity holder, partner, manager or director thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

4

(j)                 Brokerage Commission. Contributor has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

(k)               Mezzanine Loans. To the knowledge of the Contributor, no borrower is currently in default of any representation, warranty or covenant contained in and no event of default has occurred under any promissory note, loan agreement or other agreements relating to the mezzanine loan, which comprises a portion of the Contributed Assets.

ARTICLE III

INDEMNIFICATION

3.1              Survival of Representations and Warranties; Remedy for Breach.

(a)                Subject to Section 3.5 hereof, all representations and warranties contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to this Agreement shall survive the Closings.

(b)               Subject to Section 3.4 hereof, following the first Closing, Contributor and NYMT (each a “Contributing Indemnitor” and collectively, the “Contributing Indemnitors”) shall be jointly and severally liable under this Agreement for monetary damages (or otherwise) for breach of any of the Contributor’s representations, warranties, covenants and obligations contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor pursuant thereto.

3.2              General Indemnification.

(a)                From and after the first Closing Date, the Contributing Indemnitors shall indemnify, hold harmless and defend the Operating Partnership and RMBI, and their respective officers, directors, employees, stockholders, partners, agents and affiliates (each of which is an “Indemnified Party”), from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributing Indemnitors contained in this Agreement, or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributing Indemnitors pursuant thereto. In each case, the Contributing Indemnitors shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).

5

(b)               The Contributing Indemnitors shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from an unrelated third-party claim relating to the Contributed Assets arising from matters that occurred prior to the applicable Closing.

(c)                With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, RMBI agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributing Indemnitors until all proceeds and benefits, if any, to which RMBI or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that RMBI may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributing Indemnitors for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributing Indemnitors in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.2(a) hereof up to the amount actually paid (or deemed paid) by the Contributing Indemnitors to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributing Indemnitors with respect to insurance coverage disputes shall constitute Losses paid by the Contributing Indemnitors for purposes of Section 3.2(a) hereof).

3.3              Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article III, the Indemnified Party shall give notice thereof to the Contributing Indemnitors, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to the Contributing Indemnitors will not relieve the Contributing Indemnitors from any liability that it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Indemnitors by reason of the inability or failure of the Indemnitors (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the Indemnitors, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Contributing Indemnitors, at the Contributing Indemnitors’ option and expense, to assume the defense of any such claim by counsel selected by the Contributing Indemnitors and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Contributing Indemnitors shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a full and complete release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributing Indemnitors. If the Contributing Indemnitors shall not have undertaken such defense within 20 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributing Indemnitors and at the Contributing Indemnitors’ sole cost and expense (subject to the limitations in Section 3.4 hereof).

6

3.4              Limitations on Indemnification Under Section 3.2(a) and Section 3.2(b).

(a)                The Contributing Indemnitors shall not be liable under Section 3.2(a) and Section 3.2(b), as applicable, hereof unless and until the total amount recoverable by the Indemnified Parties under Section 3.2(a) and Section 3.2(b), as applicable, exceeds one percent (1.0%) of the value of the aggregate Consideration and then only to the extent of such excess.

(b)               Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributing Indemnitors and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(c) above, and then to indemnification under this Article III.

(c)                Notwithstanding anything to the contrary in this Agreement, except in the case of fraud, the Contributing Indemnitors shall in no event be liable under Sections 3.2(a) or 3.2(b) in an amount in excess of ten percent (10.0%) of the value of the aggregate Consideration received by the Contributing Indemnitor pursuant to Section 1.2 hereof.

(d)               Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or in the event of Losses relating to a third-party claim, the Contributing Indemnitors shall not be liable to the Indemnified Parties for any indirect, special damages, loss of profits, taxes relating to tax years beginning on or after the applicable Closing, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

3.5              Limitation Period.

(a)                Any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the first (1st) anniversary of the applicable Closing.

(b)               If asserted in writing on or prior to the date specified in Section 3.5(a) hereof for the applicable claim, any claims for indemnification pursuant to Section 3.2 hereof shall survive until resolved by mutual agreement between the Contributing Indemnitors and the Indemnified Party or by arbitration or court proceeding.

3.6              Delivery of Indemnity Amounts. Indemnity payments may be made by the Contributing Indemnitors in the form of cash.

7

ARTICLE IV

COVENANTS

4.1              Covenants of the Contributor.

(a)                Satisfaction of Conditions. Contributor hereby covenants that Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to Closing set forth herein, and (B) cooperate and assist in RBMI’s efforts to satisfy all of the conditions to Closing set forth herein, and agrees that RBMI shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by RBMI in writing.

(b)               Consent to Transfers. Contributor hereby consents to the transfer of, and waives any rights of first refusal, right of first offer, buy-sell agreements, put, option or similar parallel or dissenter rights or similar rights afforded to Contributor under the Governing Agreements or otherwise with respect to any Contributed Asset or any other company or property being contributed or transferred to RBMI pursuant to a separate contribution or other agreement or as otherwise described in the Registration Statement.

(c)                No Disposition or Encumbrance of Contributed Interests. From the date hereof through the applicable Closing, except as specifically contemplated by this Agreement, Contributor shall not, without the prior written consent of RBMI: (i) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Interests or Contributed Assets; or (ii) mortgage, assign, pledge or otherwise encumber in any manner the Contributed Assets.

(d)               Ordinary Course of Business. From the date hereof through the applicable Closing, and except as specifically contemplated by this Agreement, Contributor shall, to the extent within its control, cause each Contributed Entity and any subsidiary thereof to conduct its business in the ordinary course of business consistent with past practice, and shall, to the extent within its control, not permit any Contributed Entity or subsidiary thereof without the prior written consent of RBMI, to: (i) enter into any material transaction not in the ordinary course of business; (ii) mortgage, pledge or encumber any assets of the Contributed Entity or subsidiary thereof; (iii) cause or take any action that would render any of the representations or warranties set forth herein untrue; (iv) file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat the Contributed Entity as an association taxable as a corporation for federal income tax purposes; (v) make or change any other tax elections; (vi) settle or compromise any claim, notice, audit report or assessment in respect of taxes; (vii) change any annual tax accounting period; (viii) adopt or change any method of tax accounting; (ix) file any amended return, report or form (including an election, declaration, amendment, schedule, information return or attachment thereto) required to be filed with a governmental authority with respect to taxes (each, a “Tax Return”); (x) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any tax; (xi) surrender of any right to claim a tax refund; (xii) consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment; or (xiii) make any distribution to its partners or members, except for cash distributions in the ordinary course of business consistent with past practices or as permitted by this Agreement.

8

4.2              Covenants of RMBI

(a)                If NYMT owns, directly or indirectly (as determined for purposes of section 856(c)(4)(B)(iii) of the Code), more than 10% of the voting power in, or more than 10% of the securities issued by, RMBI as of January 1st of any calendar year, RMBI will, if requested by NYMT, make a “protective” taxable REIT subsidiary election on IRS Form 8875 with NYMT with an effective date that is prior to March 31st of the applicable calendar year.

(b)               RMBI shall, at the times provided in the next sentence, provide to NYMT, by e-mail of a PDF with a hard copy to follow, an opinion of tax counsel to RMBI (“Tax Counsel”) stating that RMBI has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years, and RMBI’s current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its current and subsequent taxable years (the “Tax Opinion”). RMBI shall provide a Tax Opinion within 20 days of the end of each calendar quarter and at such other times as reasonably requested by NYMT, including, without limitation, in connection with the issuance by NYMT of securities or the filing by NYMT of a registration statement with the Securities and Exchange Commission. RMBI’s obligation to provide a Tax Opinion will cease commencing as of January 30th of the calendar year following the year in which NYMT ceases to own, directly or indirectly (as determined for purposes of section 856(c)(4)(B)(iii) of the Code), more than 10% of the voting power in, or more than 10% of the securities issued by, RMBI. Counsel to NYMT, NYMT’s affiliates, and NYMT’s transferees and their affiliates shall be entitled to rely upon any Tax Opinion solely for the purposes of issuing opinions with respect to the qualification of NYMT, NYMT’s affiliates, or NYMT’s transferees and their affiliates qualification as a REIT and Tax Counsel shall give written consent allowing such counsel to reference Tax Counsel’s opinion when referring to NYMT, NYMT’s affiliates or any of their transferee’s counsel’s opinion in securities filings of such REIT.

(c)                RMBI will not knowingly revoke or otherwise terminate its election to be taxed as a REIT for any taxable year in which NYMT owns, directly or indirectly (as determined for purposes of section 856(c)(4)(B)(iii) of the Code), more than 10% of the voting power in, or more than 10% of the securities issued by, RMBI as of the end of any calendar quarter.

9

4.3              Tax Covenants.

(a)                Contributor, NYMT, RBMI and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Contributed Interests, the Contributed Entities or their subsidiaries as the parties reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on each of RBMI’s and NYMT’s ability to qualify and maintain its qualification as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. RBMI shall promptly notify Contributor upon receipt by RBMI or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, property or operations of any of the Contributed Entities or their subsidiaries and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of RBMI or any of its affiliates, in each case, which may affect the liabilities for taxes of Contributor with respect to any tax period ending before or as a result of the applicable Closing. Contributor shall promptly notify RBMI in writing upon receipt by Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Contributed Entities or their subsidiaries. Each of RBMI, the Operating Partnership and Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the applicable Closing Date; provided, that Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which Contributor has acknowledged liability for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. Contributor, the Operating Partnership and RBMI shall retain all Tax Returns, schedules and work papers within their custody, if any, with respect to the Contributed Entities or their subsidiaries, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any tax in respect of such years.

(b)               To the extent Tax Returns for the Contributed Entities or their subsidiaries are due after the applicable Closing Date and relate to a period ending on or prior to the applicable Closing Date, neither RBMI nor the Operating Partnership will consent to such Tax Returns (including, for the avoidance of doubt, any amended Tax Returns) being prepared in a manner that is inconsistent with past practice, except as otherwise required by applicable law.

4.4              Relationship to Contributed Entities. Contributor and RBMI acknowledge and agree that, from and after the applicable Closing, Contributor shall no longer be a member, partner, stockholder or equity owner, or, if applicable, managing member or general partner, of any Contributed Entity and shall have no rights or benefits under any Governing Agreement.

10

ARTICLE V

CONDITIONS PRECEDENT TO THE CLOSING

5.1              Conditions to RBMI’s Obligation. In addition to any other conditions set forth in this Agreement, RBMI’s obligation to consummate a Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to RBMI’s obligations under this Agreement.

(a)                Closing. Contributor shall have acquired an ownership interest in a Contributed Entity that owns the Contributed Asset described on Exhibit A.

(b)               IPO. The IPO, in such form and substance as RBMI, in its sole and absolute discretion, shall have determined to be acceptable, shall have been completed (or be completed simultaneously with the Closing).

(c)                Representations and Warranties. The representations and warranties made by Contributor pursuant to this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at the Closing and, if requested by RBMI, Contributor shall have delivered a certificate to RBMI to such effect in regard to Contributor’s representations and warranties set forth in this Agreement.

(d)               Performance. Contributor shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing, including having delivered each of the items set forth in Section 6.2 hereof.

(e)                Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that restrains, prohibits or otherwise invalidates the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(f)                Consents and Approvals. All necessary approvals and consents of governmental and private parties, including, without limitation, all ground lessors, tenants, other parties to service contracts, lenders and ratings agencies, partners, members or stockholders of any Contributed Entity or their subsidiaries, to effect the transactions contemplated by this Agreement, shall have been obtained.

(g)               No Material Adverse Change. There shall have not occurred between the date hereof and the applicable Closing Date any material adverse change with respect to any of the Contributed Interests or any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of any Contributed Entity.

11

5.2              Conditions to Contributor’s Obligation. In addition to any other conditions set forth in this Agreement, Contributor’s obligation to consummate a Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to Contributor’s obligations under this Agreement.

(a)                Closing. Contributor shall have acquired an ownership interest in a Contributed Entity that owns the Contributed Asset described on Exhibit A.

(b)               Representations and Warranties. The representations and warranties made by RBMI pursuant to this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at the Closing.

(c)                Performance. RBMI shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(d)               Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

ARTICLE VI

CLOSING AND CLOSING DOCUMENTS

6.1              Closing. The consummation of the transactions contemplated pursuant to this Agreement shall occur at one or more closings (each a “Closing” and collectively, the “Closings”) held at the offices of Hunton & Williams LLP in Atlanta, Georgia, or such other place as RBMI may designate, promptly following satisfaction of the conditions to Closing set forth herein (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, termination shall not relieve any party from a breach occurring prior to that date.

6.2              Contributor’s Deliveries. At each Closing, Contributor shall deliver the following to RBMI in addition to all other items required to be delivered to RBMI by Contributor:

(a)                Assignment of Contributed Interests being Assigned at such Closing. Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto with respect to the Contributed Interests being assigned as such Closing.

(b)               FIRPTA Certificate. An affidavit from Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(c)                Taxable REIT Subsidiary. A signed “protective” taxable REIT subsidiary election on IRS Form 8875.

(d)               Other Documents. Any other document or instrument reasonably requested by RBMI or required hereby.

12

6.3              Default Remedies. If Contributor defaults in performing any of Contributor’s obligations under this Agreement, RBMI shall have all rights and remedies available to it at law or in equity resulting from Contributor’s default, including without limitation, the right to seek specific performance of this Agreement and Contributor’s obligation to convey the Contributed Interests to RBMI hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE VII

MISCELLANEOUS

7.1              Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

RBMI or the Operating Partnership:

c/o RiverBanc Multifamily Investors, Inc.
227 West Trade Street
Suite 900
Charlotte, North Carolina 28202
Attention: Chief Executive Officer
Email: kdonlon@riverbanc.com

with a copy to (which shall not constitute notice):

Hunton & Williams LLP
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, GA 30308
Attention: Christopher C. Green, Esq.

Email: cgreen@hunton.com

Contributor:

c/o RB Commercial Mortgage LLC
275 Madison Avenue, Suite 3200
New York, NY 10016
Attention: Chief Executive Officer
Email: smumma@nymtrust.com

NYMT:

c/o New York Mortgage Trust, Inc.
275 Madison Avenue, Suite 3200
New York, NY 10016
Attention: Chief Executive Officer
Email: smumma@nymtrust.com

13

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

7.2              Entire Agreement; Third-Party Beneficiaries. This Agreement, including, without limitation, the exhibits hereto and thereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

7.3              Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.5              Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Each party may rely upon the facsimile or electronic pdf email signature of any other party as if such signature were an original signature.

7.6              Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

7.7              Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

7.8              Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.9              Waiver of Conditions. The conditions to each party’s obligations hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

14

7.10          Dispute Resolution. The parties intend that this Section 7.10 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

(a)                Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to clause (c) below without regard to any such ten (10) Business Day negotiation period.

(b)               Any Dispute (including the determination of the scope or applicability of this Agreement to arbitrate) that is not resolved pursuant to clause (a) above shall be submitted to final and binding arbitration in New York, New York before one neutral and impartial arbitrator, in accordance with the laws of the State of New York for agreements made in and to be performed in New York. The arbitration shall be administered by JAMS, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The parties hereto shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If an arbitrator is not appointed within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

(c)                Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

15

(d)               The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

[Signature Page Follows.]

16

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

CONTRIBUTOR:

RB Commercial Mortgage LLC

By: /s/ Steven R. Mumma

Name: Steven R. Mumma

Title: Chief Executive Officer

NYMT:

New York Mortgage Trust, Inc.

By: /s/ Steven R. Mumma

Name: Steven R. Mumma

Title: Chief Executive Officer

RBMI:

RiverBanc Multifamily Investors, Inc.

By: /s/ Kevin M. Donlon

Name: Kevin M. Donlon

Title: Chief Executive Officer

OPERATING PARTNERSHIP:

RiverBanc Multifamily LP, a Delaware limited partnership

By:	RiverBanc Multifamily Investors, Inc. its general partner

By: /s/ Kevin M. Donlon

Name: Kevin M. Donlon

Title: Chief Executive Officer

Schedule 2.2(e)

Not applicable.

EXHIBIT A

Property	Contributed Entity	Contributed Interest	Contributed Asset	Redemption Amount or Principal Balance of Contributed Asset	Consideration(1)
Riverchase Landing	RMI-Riverchase Landing LLC	100% of Limited Liability company interest in Contributed Entity	100% of the Contributed Entity’s Preferred Equity Interest in 200 RHC Hoover, LLC	$8,500,000	$8,500,000
Fountains at Andover	RMI-Fountains at Andover LLC	100% of Limited Liability company interest in Contributed Entity	Mezzanine Loan Agreement between Fountains-Brookfield Mezzanine, L.L.C., Fountains-WP Mezzanine, L.L.C. and the Contributed Entity, dated July 7, 2015	$3,500,000	$3,500,000

(1)	Amounts in this column assume an IPO closing date of August 4, 2015 and that the acquisition of the Contributed Assets are completed on or following the assumed IPO closing date. Amounts in this column will be adjusted to reflect the accrued preferred returns or interest on the Contributed Assets earned by the Contributor (pursuant to the operating agreement for 200 RHC Hoover, LLC or the mezzanine loan agreement listed above) as of the actual Closing if the acquisition of the Contributed Assets by the Contributor is completed prior to the actual Closing.

Exhibit B

Assignment

The undersigned, for good and valuable consideration paid to the Assignor by RiverBanc Multifamily Investors, Inc., a Maryland corporation (“Assignee”), pursuant to the Contribution Agreement dated as of ___________, 2015, by and between Assignor and Assignee (the “Agreement”) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible right, title and interest to the Contributed Interests described on Schedule A hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each such Contributed Entity and the right to receive distributions of money, profits and other assets from each such partnership, presently existing or hereafter at any time arising or accruing, free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and any other matters affecting title thereto.

The undersigned, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, upon the written request of Assignee, the undersigned will, without further consideration, do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged and delivered, each of and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the interests described in Schedule A hereto

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this __ day of ____________, 2015.

_____________, a
___________ _______________

By:

Name:

Title: